EXHIBIT 10.5F

COMPUTER NETWORK TECHNOLOGY CORPORATION
2002 STOCK AWARD PLAN
RESTRICTED STOCK UNIT AGREEMENT

     THIS AGREEMENT made as of the 22nd day of March, 2004, between Computer Network Technology Corporation, a Minnesota corporation (the “Company”) and                      (the “Employee”),

W I T N E S S E T H:

     WHEREAS, the Computer Network Technology Corporation 2002 Stock Award Plan (the “Plan”) permits the Company to make stock based awards to Employees; and

     WHEREAS, the Compensation Committee of the Board of Directors of CNT (the “Committee”) has determined to make an award of Restricted Stock Units to the Employee, such stock based award to be governed by the terms of the Plan and this Agreement;

     NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration, the parties agree as follows:

     1. Definitions and Construction.

1.1 Definitions. Unless otherwise defined in this Agreement or the Deferred Stock Award Election Form made available by the Company (“Election Form”), defined terms not explicitly defined in this Agreement but defined in the Plan shall have the same definitions as in the Plan.

1.2 Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

     2. Grant of Restricted Stock Units.

2.1 Subject to the terms and conditions of the Plan and of this Agreement (and subject to execution of this Agreement by Employee), the Company has granted to Employee           Restricted Stock Units (“RSUs”) effective March 22, 2004 (“Date of Grant”). Such RSUs are subject to the terms and restrictions provided for in this Agreement.

2.2 No RSUs may be sold, transferred, pledged, hypothecated or otherwise encumbered or disposed of until such RSUs have vested in Employee in accordance with all terms and conditions of this Agreement and Common Shares issued for such RSUs. The RSUs shall remain restricted and subject to forfeiture by Employee to the Company unless and until such RSUs have vested in Employee in accordance with all terms and conditions of this Agreement and settled in Common Shares.

3. Normal Vesting. For purposes of this Agreement, the term “Employment” and similar terms shall include the providing of services to the Company, or an Affiliate thereof, in the capacity of employee, advisor or consultant. If the Employee remains continuously employed by the Company or an Affiliate thereof (excluding any periods during which the Employee is on approved leaves of absence), then the RSUs will vest in accordance with the following schedule:

Date	Number of RSUs Becoming Vested
March 21, 2005
March 21, 2006
March 21, 2007
March 21, 2008

4. Accelerated Vesting. Notwithstanding paragraph 3, above:

4.1 In the event of a Fundamental Change, if (i) the Fundamental Change involves a merger, consolidation or statutory share exchange, unless appropriate provision shall be made for the protection of the RSUs by the substitution of appropriate RSUs or restricted stock of the corporation surviving any such merger or consolidation or, if appropriate, the parent corporation of the Company or such surviving corporation, or (ii) the Fundamental Change involves the dissolution or liquidation of the Company, then the Committee shall declare at least 20 days prior to the occurrence of the Fundamental Change, and provide written notice to the Employee of the declaration, that all conditions, limitations and restrictions relating to the RSUs are cancelled and terminated effective as of the actual closing of the Fundamental Change and that the RSUs shall after such closing be and remain unrestricted and subject to settlement;

4.2 The RSUs shall vest immediately upon the occurrence of an Event; and

4.3 The RSUs shall vest immediately upon the death of the Employee or the Employee’s becoming disabled (within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the “Code”)) while employed by the Company.

5. Settlement of the RSUs.

5.1 No Additional Payment Required. The Employee shall not be required to make any additional payment of consideration upon settlement of an RSU.

5.2 Issuance of Shares of Stock. Subject to the provisions of paragraph 5.5 below, the Company shall issue to the Employee a number of whole Common Shares equal to the number of vested RSUs then held by the Employee rounded down to the nearest whole number, on a date (the “Settlement Date”) within thirty (30) days following the earliest of (a) the date an RSU becomes vested, unless the Employee has elected a Deferred Settlement Date or Dates for such RSUs as defined in the Election Form; (b) the Deferred

Settlement Date or Dates (as defined by the Employee in the Election Form), (c) the date on which the Employee terminates employment; (d) the date of a Fundamental Change unless appropriate provision has been made for protection of the RSUs under paragraph 4.1; or (e) an Event. Such Common Shares shall not be subject to any restriction on transfer other than any such restriction as may be required pursuant to paragraph 5.5 or any applicable law, rule or regulation. On the Settlement Date, the Company shall pay to the Employee cash in lieu of any fractional Common Share represented by a fractional RSU subject to this Award in an amount equal to the Fair Market Value on the earliest date specified in (a) through (e) above of such fractional Common Share.

5.3 Tax Withholding. At the time the RSU is granted, or at any time thereafter as requested by the Company, the Employee hereby authorizes withholding from the RSUs such number of Common Shares, valued at their Fair Market Value on the date so used, as may be required to satisfy the federal, state, local and foreign tax withholding obligations of the Company, if any, which arise in connection with the RSU or the issuance of Common Shares in settlement thereof. The Company shall reduce the number of shares issued to the Employee on the Settlement Date by the number of shares required to cover the tax withholding as of such date, such shares to be valued at their Fair Market Value on the earliest date specified in paragraph 5.2 (a) through (e) above. The Company shall have no obligation to deliver Common Shares until the tax withholding obligations of the Company have been satisfied by the Employee.

5.4 Certificate Registration. The certificate for the shares as to which the RSU is settled shall be registered in the name of the Employee, or, if applicable, in the names of the heirs of the Employee.

5.5 Restrictions on Grant of the RSU and Issuance of Shares. The grant of the RSUs and issuance of Common Shares upon settlement of the RSUs shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities, including requirements as amended after grant of the RSU. No Common Shares may be issued hereunder if the issuance of such shares would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Common Stock may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares subject to the RSU shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the settlement of the RSU, the Company may require the Employee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the company.

5.6 Fractional Shares. The Company shall not be required to issue fractional shares upon the settlement of an RSU.

6. Dividend Equivalent Rights. Effective on the date of payment of cash dividends on the Common Shares occurring on and after the Date of Grant and before the Settlement Date, the number of RSUs subject to this grant shall be increased by such additional whole and/or fractional RSUs determined by the following formula:

X = (AxB)/C

where,

“X” is the number of whole and/or fractional RSUs to be credited with respect to the grant;

“A” is the amount of cash dividends paid on one Common Share;

“B” is the number of whole and fractional RSUs subject to this grant as of the cash dividend record date but immediately prior to the application of this paragraph; and

“C” is the Fair Market Value of a Common Share on the cash dividend payment date.

Such additional RSUs shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time as the RSUs originally subject to this grant.

7. Forfeiture. If the Employee’s employment with the Company, or an Affiliate thereof, is terminated, other than by reason of the Employee’s death or disability (within the meaning of Section 22(e)(3) of the Code), then any RSUs that have not previously vested shall be forfeited by Employee to the Company. Employee shall thereafter have no right, title or interest whatever in such RSUs.

8. The Committee; Adjustments. The Committee, in its sole and absolute discretion, shall determine (i) whether the Employee has become disabled (within the meaning of Section 22(e)(3) of the Code), and (ii) any other terms and conditions relating to this grant. The Committee may modify this grant, in its sole and absolute discretion, to adjust the number or type of securities subject hereto in the event of a reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, or extraordinary dividend or divestiture (including a spin-off), or any other change in the corporate structure or Common Shares of the Company.

9. Employment. This Agreement shall not give the Employee any right to continued employment with the Company or any Affiliate, and the Company or any Affiliate employing the Employee may terminate such employment or otherwise treat the Employee without regard to the effect it may have upon the Employee or any RSUs under this Agreement.

10. Other Benefit And Compensation Programs. Neither the RSUs nor the Common Shares into which the RSUs are settled shall not be deemed a part of the Employee’s regular, recurring compensation for purposes of the termination, indemnity, or severance pay law of any country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract, or similar arrangement provided by the Company or any Affiliate unless expressly so provided by such other plan, contract, or arrangement, or unless the Committee determines that the RSUs, or a portion thereof, should be included to accurately recognize that the RSU grant has been made in lieu of a portion of competitive cash compensation, if such is the case.

11. Rights as a Stockholder, Director, Employee or Consultant. The Employee shall have no rights as a stockholder with respect to any shares which may be issued in settlement of this grant until the date of the issuance of a certificate for such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in paragraph 8 or pursuant to the Dividend Equivalent Rights of paragraph 6.

12. Legends. The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing shares of stock issued pursuant to this Agreement. The Employee shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to this grant in the possession of the Employee in order to carry out the provisions of this paragraph.

13. Interpretation of This Agreement. All decisions and interpretations made by the Committee with regard to any question arising under this Agreement or the Plan shall be binding and conclusive upon the Company, any Affiliate and the Employee. In the event that there is any inconsistency between the provisions of this Agreement and the Plan, the provisions of the Plan shall govern.

14. Miscellaneous. This Agreement is entered into pursuant to the Plan and is subject to all of the terms and conditions contained in the Plan. A copy of the Plan is on file with the Company; and, by acceptance hereof, the Employee agrees and accepts this Agreement subject to the terms of the Plan. This Agreement shall be binding upon and inure to the benefit of any successor of the Company. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota. This Agreement contains all terms and conditions with respect to the subject matter hereof and no amendment, modification or other change hereto shall be of any force or effect unless and until set forth in a writing executed by the Employee and the Company.

     IN WITNESS WHEREOF, the Employee has executed this Agreement and the Company has caused this Agreement to be executed by its duly authorized officer, all as of the day and year first above written.

COMPUTER NETWORK TECHNOLOGY CORPORATION

By
Its Director of Compensation and Benefits

«employee»